Exhibit 23(b)




               CONSENT OF INDEPENDENT ACCOUNTANTS
               ----------------------------------

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-8 to the Form S-4 Registration Statement (Registration No. 333-55932) of our report dated June 26, 2001 relating to the financial statements and supplemental schedule, which appears in the Annual Report of the Tosco Corporation Store Savings Plan on Form 11-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.






/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
September 17, 2001


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